Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Investor Relations	408-523-2161

INTUITIVE SURGICAL ANNOUNCES SECOND QUARTER EARNINGS

SUNNYVALE, CALIF. July 19, 2012 – Intuitive Surgical, Inc. (NASDAQ: ISRG), the industry leader in surgical robotics, today reported second quarter of 2012 revenue of $537 million, up approximately 26% compared with $426 million for the second quarter of 2011. Second quarter of 2012 revenue growth was driven by continued adoption of da Vinci surgery procedures and higher da Vinci Surgical System sales.

Second quarter of 2012 instruments and accessories revenue increased 30% to $224 million from $172 million in the second quarter of 2011. The growth in instruments and accessories revenue is the result of growth in da Vinci surgical procedures and the introduction of new products. Procedure growth of approximately 26% primarily reflects higher US gynecologic procedures, US general surgery procedures and international urologic procedures, partially offset by a decline in US prostatectomy procedures.

Second quarter of 2012 systems revenue was $229 million, an increase of 23%, compared with $187 million during the second quarter of 2011. The growth in second quarter 2012 systems revenue was driven by sales of 150 da Vinci Surgical Systems compared with 129 system sales during the same period last year. Second quarter of 2012 service revenue increased 23% to $83 million from $68 million during the second quarter of 2011, reflecting growth in the installed base of da Vinci Surgical Systems.

Second quarter of 2012 operating income increased to $225 million from $168 million in the second quarter of 2011. Operating results for the second quarter of 2012 included $33 million of non-cash stock-based compensation expense compared with $35 million for the second quarter of 2011.

Second quarter of 2012 net income was $155 million, or $3.75 per diluted share, compared with $117 million, or $2.91 per diluted share, for the second quarter of 2011.

Intuitive ended the second quarter of 2012 with $2.6 billion in cash, cash equivalents and investments, reflecting an increase of $260 million during the quarter.

Commenting on the announcement, Dr. Gary Guthart, President and CEO of Intuitive Surgical, said, “Our solid second quarter revenue and earnings performance is the result of robust US gynecologic and general surgery procedure growth offset by pressure in Europe and US prostatectomy.”

The Company will also announce these results at a conference call today at 1:30 pm PDT. The dial-in numbers for the call are 800-230-1096 for participants located in the United States and 612-288-0337 for participants located outside the United States. The host is Dr. Gary Guthart. To access financial information that will be discussed on the call, please visit Intuitive Surgical’s website at www.intuitivesurgical.com.

About Intuitive’s Products

Intuitive Surgical, Inc. (NASDAQ: ISRG), headquartered in Sunnyvale, California, is the global technology leader in robotic-assisted, minimally invasive surgery. Intuitive Surgical develops, manufactures and markets robotic technologies designed to improve clinical outcomes and help patients return more quickly to active and productive lives. The Company’s mission is to extend the benefits of minimally invasive surgery to the broadest possible base of patients. Intuitive Surgical — Taking surgery beyond the limits of the human hand™.

About the da Vinci® Surgical System

The da Vinci® Surgical System is a breakthrough surgical platform designed to enable complex surgery using a minimally invasive approach. The da Vinci® Surgical System consists of an ergonomic surgeon console or consoles, a patient-side cart with three or four interactive robotic arms, a high-performance vision system and proprietary EndoWrist® instruments. Powered by state-of-the-art robotic and computer technology, the da Vinci® Surgical System is designed to scale, filter and seamlessly translate the surgeon’s hand movements into more precise movements of the EndoWrist® instruments. The net result is an intuitive interface with breakthrough surgical capabilities. By providing surgeons with superior visualization, enhanced dexterity, greater precision and ergonomic comfort, the da Vinci® Surgical System makes it possible for more surgeons to perform minimally invasive procedures involving complex dissection or reconstruction. This ultimately has the potential to raise the standard of care for complex surgeries, translating into numerous potential patient benefits, including less pain, a shorter recovery and quicker return to normal daily activities.

Intuitive®, Intuitive Surgical®, da Vinci®, da Vinci S®, da Vinci® S HD Surgical System, da Vinci® Si, da Vinci® Si-eTM Surgical System, EndoWrist®, EndoWrist® One™, Single-SiteTM, DVSTAT®, Firefly™ and InSite® are trademarks or registered trademarks of Intuitive Surgical, Inc.

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This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are necessarily estimates reflecting the best judgment of our management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including the following: the impact of global and regional economic and credit market conditions on health care spending; health care reform legislation in the United States and its implications on hospital spending, reimbursement and fees which will be levied on certain medical device revenues; timing and success of product development and market acceptance of developed products; procedure counts; regulatory approvals, clearances and restrictions; guidelines and recommendations in the health care and patient communities; intellectual property positions and litigation; competition in the medical device industry and in the specific markets of surgery in which we operate; unanticipated manufacturing disruptions or the inability to meet demand for products; the results of legal proceedings to which we are or may become a party; our ability to expand into foreign markets; and other risk factors under the heading “Risk Factors” in our report on Form 10-K for the year ended December 31, 2011, as updated from time to time by our quarterly reports on Form 10-Q and our other filings with the Securities and Exchange Commission. Statements concerning forecasts, revenue growth, procedure growth, future financial results and statements using Words such as “estimates,” “projects,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “may,” “will,” “could,” “should,” “would,” “targeted” and similar words and expressions are intended to identify forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

INTUITIVE SURGICAL, INC.

UNAUDITED QUARTERLY CONSOLIDATED STATEMENTS OF INCOME

(IN MILLIONS, EXCEPT PER SHARE DATA)

	Three months ended
	June 30, 2012	March 31, 2012	June 30, 2011
Revenue:
Instruments & Accessories	$223.7	$207.8	$171.5
Systems	229.4	206.6	186.6
Services	83.4	80.8	67.6

Total revenue	536.5	495.2	425.7
Cost of revenue:
Products	122.9	111.7	93.5
Services	27.2	27.6	25.6

Total cost of revenue (1)	150.1	139.3	119.1
Gross profit	386.4	355.9	306.6
Operating expenses:
Selling, general and administrative	120.9	124.2	106.5
Research and development	40.2	38.4	32.0

Total operating expenses (1)	161.1	162.6	138.5
Income from operations (2)	225.3	193.3	168.1
Interest and other income (expense), net	4.0	3.8	4.1

Income before income taxes	229.3	197.1	172.2
Provision for income taxes	74.4	53.6	54.8

Net lncome	$154.9	$143.5	$117.4

Earnings per share:
Basic	$3.88	$3.63	$2.99

Diluted	$3.75	$3.50	$2.91

Shares used in computing earnings per share:
Basic	39.9	39.5	39.2

Diluted	41.3	41.0	40.3

(1) Includes stock-based compensation expense as follows:
Total cost of revenue	$5.8	$5.9	$6.0
Total operating expenses	$27.5	$28.5	$28.8

(2) Includes amortization of purchased intangibles as follows:
Income from operations	$6.1	$5.8	$4.3

INTUITIVE SURGICAL, INC.

UNAUDITED SIX MONTHS ENDED CONSOLIDATED STATEMENTS OF INCOME

(IN MILLIONS, EXCEPT PER SHARE DATA)

	Six months ended June 30,
	2012	2011
Revenue:
Instruments & Accessories	$431.5	$328.9
Systems	436.0	353.7
Services	164.2	131.2

Total revenue	1,031.7	813.8
Cost of revenue:
Products	234.6	178.3
Services	54.8	50.1

Total cost of revenue (1)	289.4	228.4
Gross profit	742.3	585.4
Operating expenses:
Selling, general and administrative	245.1	205.6
Research and development	78.6	63.4

Total operating expenses (1)	323.7	269.0
Income from operations (2)	418.6	316.4
Interest and other income (expense), net	7.8	9.4

Income before income taxes	426.4	325.8
Provision for income taxes	128.0	104.3

Net income	$298.4	$221.5

Earnings per share:
Basic	$7.52	$5.65

Diluted	$7.26	$5.51

Shares used in computing earnings per share:
Basic	39.7	39.2

Diluted	41.1	40.2

(1) Includes stock-based compensation expense as follows:
Total cost of revenue	$11.7	$11.3
Total operating expenses	$56.0	$55.6

(2) Includes amortization of purchased intangibles as follows:
Income from operations	$12.0	$8.7

INTUITIVE SURGICAL, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(IN MILLIONS)

	6/30/2012	12/31/2011
Cash, cash equivalents, and investments	$2,631.2	$2,171.8
Accounts receivable, net	323.2	297.9
Inventory	119.4	112.1
Property and equipment, net	216.1	197.2
Goodwill	138.1	116.9
Deferred tax assets	82.0	75.3
Other assets	116.1	91.9

Total assets	$3,626.1	$3,063.1

Accounts payable and other accrued liabilities	$274.8	$262.3
Deferred revenue	168.9	155.2

Total liabilities	443.7	417.5
Stockholders’ equity	3,182.4	2,645.6

Total liabilities and stockholders’ equity	$3,626.1	$3,063.1